UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 18, 2016

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2727 North Harwood Drive, Suite 300, Dallas, TX 75201
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Spirit Realty, L.P. 4.450% Notes due 2026
On August 18, 2016, Spirit Realty, L.P. (the “Issuer”), a Delaware limited partnership and subsidiary of Spirit Realty Capital, Inc. (the “Guarantor”), issued $300.0 million aggregate principal amount of its 4.450% Notes due 2026 (the “Notes”). The Notes are fully and unconditionally guaranteed by the Guarantor. The terms of the Notes are governed by an indenture, dated as of August 18, 2016 (the “Base Indenture”), by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of August 18, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantor and the Trustee. The Indenture contains various restrictive covenants, including limitations on the ability of the Guarantor and its subsidiaries, including the Issuer, to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the Base Indenture and the Supplemental Indenture, including the form of Notes and the guarantee, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K..
The Issuer intends to utilize the net proceeds from the offering to initially repay amounts outstanding under its term loan facility and to use the remaining net proceeds, if any, to reduce amounts outstanding under its revolving credit facility and for general corporate purposes. The operating partnership expects to redraw on its term loan facility and revolving credit facility from time to time to repay approximately $297.4 million of commercial mortgage backed securities over the next 45 days, to fund identified and potential future acquisitions and for general corporate purposes.
The purchase price paid by the initial purchasers for the Notes was 98.728% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness. However, the Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the collateral securing the same) and to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Issuer’s subsidiaries and of any entity the Issuer accounts for using the equity method of accounting and to all equity not owned by the Issuer, if any, in its subsidiaries and of any entity the Issuer accounts for using the equity method of accounting. The Notes bear interest at 4.450% per annum. Interest is payable on March 15 and September 15 of each year, beginning March 15, 2017, until the maturity date of September 15, 2026.
The Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the sum of:

•	an amount equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest and liquidated damages, if any, up to, but not including, the redemption date; and

•	a make-whole premium calculated in accordance with the Indenture.

Notwithstanding the foregoing, if any of the Notes are redeemed on or after June 15, 2026 (three months prior to the maturity date of the Notes), the redemption price will not include a make-whole premium.
Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in payment of the principal amount or redemption price due with respect tot he Notes, when the same becomes due and payable;

•
the guarantee of the Guarantor is not (or is claimed by the Guarantor in writing to the trustee not to be) in full force and effect (other than in accordance with the terms of the Indenture) with respect to the Notes;

•
failure to comply with any of the agreements contained in the Notes or the Indenture with respect to the Notes upon receipt of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice:

•
failure to pay any indebtedness that is (a) of the Issuer or the Guarantor, any subsidiary in which the Issuer or Guarantor has invested at least $50,000,000 in capital or any entity in which the Issuer is the general partner of managing member, and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the trustee (or to the Issuer and the trustee from holders of at least 25% in principal amount of the outstanding Notes); and

•
certain events in bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, Guarantor, or any significant subsidiary (as defined in the indenture) or all or substantially all of their respective property.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Issuer offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers within the United States pursuant to exemptions from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act.
Registration Rights Agreement
On August 18, 2016, in connection with the issuance and sale of the Notes, the Issuer and the Guarantor also entered into a registration rights agreement with the initial purchasers (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.3 to this Current Report on Form 8-K.
Pursuant to the Registration Rights Agreement, the Issuer and the Guarantor have agreed to:

•
use commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission ("SEC") registering exchange notes with nearly identical terms to the Notes:

•	use commercially reasonable efforts to cause the registration statement to be declared effective;

•	use commercially reasonable efforts to consummate the exchange offer within 90 business days after the registration statement is declared effective; and

•
in the event that the Issuer and the Guarantor determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if for any reasons the exchange offer is not for any other reason completed within 300 days after August 18, 2016, or, in certain other circumstances, use commercially reasonable efforts to file and have become effective a "shelf registration statement' relating to resales of the Notes and to keep that shelf registration effective until the date that the Notes cease to be "registrable securities" (as defined in the Registration Rights Agreement) or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

     The descriptions of the Indenture and the Registration Rights Agreement in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture and the Registration Rights Agreement, respectively.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under the caption “Spirit Realty, L.P. 4.450% Notes due 2026” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 18, 2016, among Spirit Realty, L.P., as issuer, and U.S. Bank, National Association, as trustee.

4.2
First Supplemental Indenture, dated as of August 18, 2016, among Spirit Realty, L.P., as issuer, Spirit Realty Capital, Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of the Notes and the guarantee.

4.3
Registration Rights Agreement, dated August 18, 2016, among the Issuer, the Guarantor and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2016

Spirit Realty Capital, Inc.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of August 18, 2016, among Spirit Realty, L.P., as issuer, and U.S. Bank, National Association, as trustee.

4.2
Indenture, dated as of August 18, 2016, among Spirit Realty, L.P., as issuer, Spirit Realty Capital, Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of the Notes and the guarantee.

4.3
Registration Rights Agreement, dated August 18, 2016, among the Issuer, the Guarantor and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.